File No. 333-143392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1959284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia	23060-6148
(Address of Principal Executive Offices)	(Zip Code)

Markel Corporation Retirement Savings Plan

(Full title of the plan)

D. Michael Jones

General Counsel and Secretary

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

DELETION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-143392), Markel Corporation, a Virginia corporation (the Registrant), registered 100,000 shares of its common stock, no par value, for issuance to participants in the Markel Corporation Retirement Savings Plan. In Post-Effective Amendment No. 1 to the Registration Statement, the Registrant added the Markel Aspen 401(k) Plan to the Registration Statement. Effective November 1, 2011, the Markel Aspen 401(k) Plan is merged into the Markel Corporation Retirement Savings Plan and the Registration Statement is amended to remove the Markel Aspen 401(k) Plan from the Registration Statement. No additional shares of Markel Corporation common stock are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on November 17, 2011.

MARKEL CORPORATION

By:	/s/ ANNE G. WALESKI
Anne G. Waleski
Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on November 17, 2011.

Signature	Title

/S/ ALAN I. KIRSHNER*	Director, Chairman and Chief Executive Officer (Principal Executive Officer)
Alan I. Kirshner

/s/ ANTHONY F. MARKEL*	Director
Anthony F. Markel

/s/ STEVEN A. MARKEL*	Director
Steven A. Markel

/s/ ANNE G. WALESKI	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Anne G. Waleski
/s/ NORA N. CROUCH	Controller and Chief Accounting Officer (Principal Accounting Officer)
Nora N. Crouch

/s/ J. ALFRED BROADDUS*	Director
J. Alfred Broaddus

/s/ DOUGLAS C. EBY*	Director
Douglas C. Eby

/s/ STEWART M. KASEN*	Director
Stewart M. Kasen

/s/ LEMUEL E. LEWIS*	Director
Lemuel E. Lewis

/s/ JAY M. WEINBERG*	Director
Jay M. Weinberg

*By:	/s/ D. MICHAEL JONES
D. Michael Jones Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Markel Corporation Retirement Savings Plan has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on November 17, 2011.

Markel Corporation Retirement Savings Plan

By:	/s/ PAMELA J. PERROTT

Pamela J. Perrott
Administrative Committee Member

Exhibit Index

Exhibit Number	Description

24	Powers of Attorney (incorporated by reference to Exhibit 24 of the Registrant’s Registration Statement on Form S-8 dated May 31, 2007 (Registration No. 333-143392)).